The Income Fund of America
July 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$2,268,689
Class B	$4,390
Class C	$145,393
Class F-1	$128,057
Class F-2	$142,468
Total	$2,688,997
Class 529-A	$44,586
Class 529-B	$272
Class 529-C	$10,332
Class 529-E	$1,779
Class 529-F-1	$1,868
Class R-1	$3,096
Class R-2	$13,455
Class R-2E	$79
Class R-3	$33,659
Class R-4	$35,211
Class R-5	$20,792
Class R-5E	$-
Class R-6	$126,027
Total	$291,156
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.6600
Class B	$0.4797
Class C	$0.4956
Class F-1	$0.6405
Class F-2	$0.6949
Class 529-A	$0.6388
Class 529-B	$0.4504
Class 529-C	$0.4795
Class 529-E	$0.5899
Class 529-F-1	$0.6851
Class R-1	$0.4909
Class R-2	$0.4930
Class R-2E	$0.5901
Class R-3	$0.5815
Class R-4	$0.6437
Class R-5	$0.7060
Class R-5E	$0.5144
Class R-6	$0.7165
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	3,475,950
Class B	5,210
Class C	289,042
Class F-1	204,178
Class F-2	234,034
Total	4,208,414
Class 529-A	70,408
Class 529-B	367
Class 529-C	21,462
Class 529-E	3,043
Class 529-F-1	2,798
Class R-1	6,163
Class R-2	26,898
Class R-2E	335
Class R-3	56,282
Class R-4	54,863
Class R-5	23,772
Class R-5E	1
Class R-6	212,139
Total	478,531
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$21.70
Class B	$21.59
Class C	$21.44
Class F-1	$21.65
Class F-2	$21.69
Class 529-A	$21.66
Class 529-B	$21.65
Class 529-C	$21.57
Class 529-E	$21.60
Class 529-F-1	$21.66
Class R-1	$21.57
Class R-2	$21.47
Class R-2E	$21.66
Class R-3	$21.62
Class R-4	$21.67
Class R-5	$21.70
Class R-5E	$21.69
Class R-6	$21.71